Exhibit 23.2
                                                                  ------------

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We have issued our report dated February 25, 2000 accompanying the consolidated financial statements of Xybernaut Corporation appearing in the Annual Report on Form 10-KSB for the year ended December 31, 1999 which are incorporated by reference in this Post-Effective Amendment No. 1 to Form S-8 Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts".


                                                         /s/ Grant Thornton LLP
                                                             GRANT THORNTON LLP

Vienna, Virginia
March 31, 2000